Exhibit 99.1

NEWS RELEASE ENSCO INTERNATIONAL INCORPORATED
500 N. Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO International’s New President and Director Assumes Responsibilities

Dallas, Texas, March 20, 2006 … ENSCO International Incorporated (NYSE:  ESV) reported that Daniel W. Rabun has now assumed his responsibilities as President and as a member of the Company’s Board of Directors.  These appointments were previously announced in ENSCO International’s News Release of February 6, 2006.

ENSCO, headquartered in Dallas, Texas, owns and operates a modern fleet of offshore drilling rigs servicing the petroleum industry on a global basis.

ENSCO Contact:

Richard LeBlanc

(214) 397-3011